SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  March 4, 2002

                               eMagin Corporation

--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



              Delaware                      000-24757             56-1764501
--------------------------------   ------------------------  -------------------
(State or Other Jurisdiction of    (Commission File Number)   (I.R.S. Employer
           Incorporation)                                       Identification
                                                                    Number)

                2070 Route 52, Hopewell Junction, New York 12533
--------------------------------------------------------------------------------
               (Address of principal executive offices) (zip code)

                                 (845) 892-1900
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS.

          On March 4, 2002, eMagin Corporation ("eMagin" or the "Company") entered into a common stock purchase agreement (the "Purchase Agreement") and related documents (collectively, the "Transaction Agreements") with Northwind Associates, Inc., a Cayman Islands corporation (the "Investor"), pursuant to which the Company may receive in periodic draw downs at its option, subject to the terms and conditions of the Transaction Agreements, up to $15,000,000 in equity financing (the "Equity Line") over a three year period. The aggregate amount of the Equity Line may increase to $20,000,000 provided certain additional conditions regarding share price, trading volume and Company market capitalization are met. The initial closing of the Purchase Agreement occurred on Friday, March 22, 2002. The right of the Company to draw down on the Equity Line is subject to the Company registering for resale and the continuing effectiveness of such registration with the U.S. Securities and Exchange
Commission (the "Commission") the shares of eMagin common stock issuable pursuant to the Equity Line and is also subject to certain other significant conditions, including limits as to the maximum and minimum draw down amounts as specified in the common stock purchase agreement. The maximum investment amount for any draw down is the lesser of (i) $5,000,000, and (ii) 15% of the volume weighted average price for the Company's common stock (as reported by the American Stock Exchange) for the 30 trading days immediately prior to the applicable commencement date for such draw down multiplied by the total aggregate trading volume in respect of the Company's common stock for such period. Pursuant to a draw down, the Investor will purchase the shares of the Company at a discount to the price of the Company's common shares on the American Stock Exchange. More specifically, the discounted purchase price to be paid by the Investor under the Equity Line will generally equal (i) 88% of the daily volume weighted average price of the Company's common stock on the American Stock Exchange for a prescribed 10 trading day period provided that the such stock price is less than $4.00 per share at the time of determination, (ii) 90% should such Company stock price at the time of determination exceed $4.00 per share, and (iii) 92% should such Company stock price at the time of determination exceed $6.00 per share. The discounted purchase price may be reduced by an additional 3% pursuant to certain special conditions as set forth in the Purchase Agreement. The amount of Company shares issued pursuant to draw downs on the Equity Line is also limited to 19.9% of the issued and outstanding Company common stock (unless stockholder approval of any excess amount is received) and no draw down shall be made to the extent that it would result in the Investor and its affiliates beneficially owning more than 9.9% of the Company's outstanding common stock. The Purchase Agreement also limits the Company's ability to enter into any other equity line type of financing during the term of the agreement and provides to the Investor a right of first refusal for certain subsequent sales by the Company of its securities.

          Additionally, in consideration for the Investor's purchase commitment under the Equity Line and certain costs associated therewith, the Company issued to the Investor 30,000 unregistered shares of eMagin's common stock and warrants to purchase up to 150,000 shares of the Company's common stock at an exercise price equal to 115% of the daily volume weighted average price of the common stock for the fifteen trading days preceding the date of the delivery of the warrant by the Company. Each warrant is exercisable for a period of three years commencing six months from the date of their delivery by the Company.

          In connection with the Equity Line, the Company also entered into a registration rights agreement dated as of March 4, 2002 (the "Registration Rights Agreement") with the Investor that requires the Company to file, obtain and maintain the effectiveness of a Registration Statement on an appropriate form with the Commission in order to register the sale and public resale of shares of the common stock acquired by the Investor under the Transaction Agreements. Under the terms of the Registration Rights Agreement, the Company must file such registration statement within sixty days of the date of the agreement.

          On March 19, 2002, eMagin issued a press release concerning the transactions described above, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

          The foregoing description is only a summary of the transactions described and is qualified in its entirety by the Common Stock Purchase Agreement, the Registration Rights Agreement, the Form of Warrant and the Escrow Agreement attached as exhibits to this Form 8-K, which exhibits are incorporated herein by reference.


ITEM 7.  EXHIBITS.

         Exhibit
         Number     Description

         4.1        Form of Warrant.

         10.1 Common Stock Purchase Agreement dated as of March 4, 2002 by and between eMagin and the Investor.

         10.2 Form of Registration Rights Agreement by and between eMagin and the Investor.

         99.1       Press   Release  of  the  Company   dated  March  19,  2002,
                    announcing the $15,000,000 equity financing commitment.

         99.2       Form of Escrow Agreement.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EMAGIN CORPORATION



                                          By:
                                             -----------------------------------
                                             Name:   Edward V. Flynn
                                             Title:  Chief Financial Officer

Dated: March 26, 2002